                                SCHEDULE 14A/A-1
                                 (Rule 14a-101)
                     INFORMATION REQUIRED INPROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                            ELECTRIC LIGHTWAVE, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

[GRAPHIC OMITTED]

                                                          Administrative Offices
                                                             4400 NE 77th Avenue
                                                     Vancouver, Washington 98662
                                                                  (360) 892-1000
--------------------------------------------------------------------------------

                                                                 March 23, 1999



Dear Fellow Stockholder:

     I am pleased to invite you to attend the 1999 Annual Meeting of the Stockholders of Electric Lightwave, Inc. which will be held at the Wyndham Anatole Hotel, Dallas, Texas, on Thursday, May 20, 1999 at 2:30 p.m., Central Time.

     It is important that your shares be represented whether or not you attend the meeting. In order to insure that you will be represented, we ask that you sign, date, and return the enclosed proxy. If present, you may revoke your proxy and vote in person.

     Attendance at the Annual Meeting will be limited to employees and to stockholders as of the record date or their authorized representative. Because of space limitations, admission to the Annual Meeting will be by admission card only. Registered stockholders planning to attend the meeting should complete and return the advance registration form on the back page of this Proxy Statement. An admission card will be mailed to you about two weeks before the meeting. If your shares are held through an intermediary such as a bank or broker, you should request an admission card by writing to Shareholder Services, Electric Lightwave, Inc., 3 High Ridge Park, Stamford, CT 06905. Please include proof of ownership such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding the stock confirming your beneficial ownership.

     We look forward to seeing and meeting with you at the annual meeting.


                                          Cordially,


                                          [GRAPHIC OMITTED]

                                          David B. Sharkey
                                          President and Chief Operating Officer



                                                              [GRAPHIC OMITTED]

[GRAPHIC OMITTED]

                                                         Administrative Offices
                                                            4400 NE 77th Avenue
                                                    Vancouver, Washington 98662
                                                                 (360) 892-1000
--------------------------------------------------------------------------------

                                                                 March 23, 1999



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                 ------------
To the Stockholders of
ELECTRIC LIGHTWAVE, INC.


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Electric Lightwave, Inc. will be held at the Wyndham Anatole Hotel, Dallas, Texas, on Thursday, May 20, 1999 at 2:30 p.m., Central Time, for the following purposes:

     1.  To elect directors;

     2. To approve an amendment of the Company's 1997 Equity Incentive Plan solely to increase the number of shares of Common Stock reserved for issuance thereunder;

     3. To approve an amendment of the Company's 1998 Employee Stock Purchase Plan solely to increase the number of shares of Class A Common Stock reserved for issuance thereunder; and

     4. To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 22, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     A complete list of stockholders entitled to vote at the meeting will be open to the examination of stockholders during ordinary business hours, for a period of ten days prior to the meeting, at the office of Citizens Communications, Three Northpark East, 8800 North Central Expressway, Suite 800, Dallas, TX 75231 and at the site of the meeting on the meeting date.

                                        By Order of the Board of Directors



                                        Charles J. Weiss
                                        Secretary

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Electric Lightwave, Inc. (the "Company" or "ELI") to be voted at the annual meeting of stockholders of the Company referred to in the foregoing notice. The mailing address of the administrative offices of the Company is 4400 NE 77th Avenue, Vancouver, Washington 98662. The approximate date on which this proxy statement and form of proxy are first being sent or given to stockholders is March 31, 1999.

     Only holders of record of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), as of the close of business on March 22, 1999 (the "Record Date") will be entitled to notice of and to vote at, the annual meeting. As of the Record Date, there were 8,608,614 shares of Class A Common Stock outstanding, each of which is entitled to one vote and 41,165,000 shares of Class B Common Stock, each of which is entitled to ten votes, at the annual meeting. As of the Record Date, an additional 49,149 shares of Class A Common Stock were outstanding and held by the Company as treasury shares. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will be necessary to constitute a quorum for the transaction of business at the annual meeting.

     Directors will be elected by a plurality vote of the Common Stock present or represented by proxy at the meeting and entitled to vote at the meeting. Approval of the proposed amendment to each of the Equity Incentive Plan and the Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions will have the effect of a negative vote with respect to the election of directors and the approval of the proposed amendment to the Equity Incentive Plan and as not having voted with respect to the approval of the proposed amendment to the Employee Stock Purchase Plan. Brokers who hold shares in street name for customers do not have discretionary authority to vote on certain items when they have not received instructions from beneficial owners; shares represented by proxies indicating that the broker has not voted the shares on such matters are "broker non-votes". Under applicable Delaware law, a broker non-vote would be counted for purposes of determining a quorum, but would not be counted for purposes of determining the outcome of the election of directors nor as having voted for purposes of determining the outcome of the approval of the proposed amendment to each of the Equity Incentive Plan and the Employee Stock Purchase Plan. Brokers not receiving instructions from Company stockholders may vote at the meeting on both the election of directors and the approval of the proposed amendment to each of the Equity Incentive Plan and the Employee Stock Purchase Plan. Stockholders may not cumulate their votes. Unless contrary instructions are given, all proxies received pursuant to this solicitation will be voted in favor of the election of the nominees and for approval of the proposed amendment to each of the Equity Incentive Plan and the Employee Stock Purchase Plan. Stockholders who execute proxies may revoke them at any time before they are voted.

Stock Ownership of Certain Beneficial Owners, Directors and Executive Officers

     As of February 28, 1999, no person or group of persons except for Citizens Utilities Company ("Citizens"), Buckingham Capital Management Incorporated ("Buckingham"), Canpartners Incorporated ("Canpartners") and Bankers Trust Corporation ("Bankers Trust") was known by the Company to beneficially own more than 5% of any class of Common Stock of the Company. Except as otherwise indicated below, each such person or group has sole voting and investment power with respect to the securities beneficially owned. All information regarding the number of shares beneficially owned, and regarding voting and investment power with respect thereto, by each such person or group other than Citizens is based solely upon the Company's review of Schedules 13G on file with the Securities and Exchange Commission as of February 28, 1999. As of February 28, 1999, Citizens, with offices at High Ridge Park, Stamford, Connecticut 06905, beneficially owned, through its wholly-owned subsidiary CUCapitalCorp., 41,165,000 shares of Class B Common Stock, representing all of the outstanding shares of Class B Common Stock and approximately 82.6% of the total number of shares of Common Stock outstanding and 97.9% of the total voting interests. As of February 28, 1999, Buckingham, with offices at 630 Third Avenue, Sixth Floor, New York, New York 10017, beneficially owned 611,400 shares of Class A Common Stock, representing approximately 6.5% of the outstanding shares of Class A Common Stock and approximately 1.2% of the total number of shares of Common Stock outstanding and 0.1% of the total voting interests. As of February 28, 1999, Canpartners, with offices at 9665 Wilshire Boulevard, Suite 200, Beverly Hills, California 90212, beneficially owned 540,900 shares of Class A Common Stock, representing approximately 5.7% of the outstanding shares of Class A Common Stock and approximately 1.1% of the total number of shares of Common Stock outstanding and 0.1% of the total voting interests. As an affiliate of Canpartners, Canyon Capital Management, L.P. also has sole voting and investment power over such 540,900 shares and each of Messrs. Mitchell R. Julis, Joshua S. Friedman and R. Christian B. Evensen has shared voting and investment power over all such shares. As of February 28, 1999, Bankers Trust, with offices at 130 Liberty Street, New York, New York 10006, beneficially owned 559,800 shares of Class A Common Stock, representing approximately 5.9% of the outstanding shares of Class A Common Stock and approximately 1.1% of the total number of shares of Common Stock outstanding and 0.1% of the total voting interests. Of the 559,800 shares of Class A Common Stock of the Company beneficially owned by Bankers Trust, Bankers Trust Company has sole voting power over 600 shares, BT Alex. Brown Incorporated has sole voting and investment power over 30,000 shares and BT Holdings (New York), Inc. has sole voting and investment power over 529,200 shares.

     The following table reflects shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) as of February 28, 1999 by each director of the Company and by each of the executive officers named in the Summary Compensation Table included elsewhere herein, and the current directors and all executive officers of the Company as a group. Except as otherwise described below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned.

                                                                                                Acquirable       Percentage of
                                                                    Class of Common              Within 60       Common Stock
                                                                     Stock Owned(1)               Days(2)          Owned(3)
                                                          --------------------------------     ------------  ----------------------
Name                                    Position              Class A            Class B                      Class A    Class B(4)
----                            ------------------------  ---------------  ---------------     ------------  ---------  -----------
James M. Berthot(5) ..........  Vice President            54,036           0                       38,933         *
Daryl A. Ferguson(5) .........  Vice Chairman and         125,000           41,165,000(6)               0        1.3            100
                                Chief Executive Officer
Guenther E. Greiner ..........  Director                  14,558           0                       13,984         *
Todd Hanson(5) ...............  Vice President            54,851           0                       38,933         *
Stanley Harfenist(5) .........  Director                   43,447(7)        41,165,000(6)          37,500         *             100
Randall Lis(5) ...............  Vice President            53,984           0                       38,933         *
David B. Sharkey(5) ..........  President and             125,000           41,165,000(6)               0        1.3            100
                                Chief Operating Officer
Robert A. Stanger(5) .........  Director                   36,947(8)        41,165,000(6)          17,500         *             100
Leonard Tow(9) ...............  Chairman                  150,000           41,165,000(6)               0        1.6            100
Maggie Wilderotter ...........  Director                  18,447           0                       17,500         *
John Wolff(5) ................  Vice President            53,933           0                       38,933         *
All Executive Officers and
 Directors as a group
 (16 Persons)(10) ....................................    826,237           41,165,000(6)         297,599        8.8            100


------------
* Represents less than 1% of the Company's outstanding Common Stock.

(1) Pursuant to rules of the Securities Exchange Commission, includes shares acquirable as further described in footnote (2). Shares owned as of February 28, 1999 may be determined by subtracting the number under "Aquirable Within 60 Days" from that under "Common Stock Owned."

(2) Reflects number of shares that could be purchased by exercise of options as of February 28, 1999 or within 60 days thereafter under the Company's Equity Incentive Plan.

(3) Based on number of shares outstanding at, or acquirable within, 60 days of February 28, 1999.

(4) All Class B Common Stock is owned by CUCapitalCorp., a wholly-owned subsidiary of Citizens. As a result of Citizens' ownership, the percentage of Class B Common Stock beneficially owned by each of Drs. Ferguson and Tow and Messrs. Harfenist, Stanger and Sharkey is deemed to be 100%.

(5) Dr. Ferguson and Messrs. Harfenist and Stanger own beneficially 610,468, 95,118 and 72,743 shares of Citizens common stock, respectively. Of these shares, 519,814, 70,204 and 70,204 are acquirable within 60 days by the above named individuals. Messrs. Sharkey, Berthot, Hanson, Lis and Wolff own beneficially 46,263, 9,413, 26,675, 19,872 and 19,117 shares of Citizens common stock, respectively. Of the shares reported in the prior sentence, 45,174 for Mr. Sharkey, 7,802 for Mr. Berthot, 18,542 for Mr. Hanson, 17,085 for Mr. Lis and 17,085 for Mr. Wolff are acquirable within 60 days.

(6) Consists entirely of shares of Class B Common Stock owned by Citizens of which Leonard Tow is Chairman of the Board, Chief Executive Officer and a Director, Stanley Harfenist and Robert A. Stanger are

     Directors and Daryl A. Ferguson and David B. Sharkey are executive officers. These shares of Class B Common Stock are included in the above table for Leonard Tow, Stanley Harfenist, Robert A. Stanger, Daryl A. Ferguson and David B. Sharkey as required by the definition of beneficial ownership of the Securities and Exchange Commission. By reason of the definition of beneficial ownership, the above listed officers and directors and Citizens (through its wholly-owned subsidiary CUCapitalCorp.) own an approximately 97.94% voting interest in the Common Stock of the Company, and therefore each of the above individuals is deemed to have an indirect beneficial interest in such 41,165,000 shares of Class B Common Stock of the Company. Except to the extent of such indirect interest, each of the named individuals disclaims beneficial ownership of any of these shares of Class B Common Stock of the Company.

 (7) Includes 5,000 shares of Class A Common Stock held by Stanley and Jean Harfenist as Trustees for the Harfenist Family Trust.

 (8) Includes 3,500 shares of Class A Common Stock held by Mr. Stanger's wife. Mr. Stanger disclaims beneficial ownership of such shares.

 (9) Dr. Tow beneficially owns 10,567,764 shares of Citizens common stock, 3,299,457 shares of which are acquirable within 60 days. The total includes 4,647,389 shares of Citizens common stock owned by Century Investors, Inc., a wholly owned subsidiary of Century Communications Corp., of which Dr. Tow is Chairman of the Board, Chief Executive Officer and a Director. Dr. Tow and his wife are deemed to have an approximate 91% voting interest in the common stock of Century Communications Corp., and therefore he is deemed to have an indirect beneficial interest in such 4,647,389 shares. The total also includes 18,607 shares held by Dr. Tow's wife as custodian for her minor grandchildren and 70,204 shares acquirable by her within sixty days. Dr. Tow disclaims ownership of shares owned by Century Investors, Inc. or deemed owned by his wife, which shares are included in the total shares owned by Dr. Tow as required by the definition of beneficial ownership of the Securities and Exchange Commission. Dr. Tow owns 3.66% of the common stock of Citizens.

(10) Directors and all Executive Officers of the Company as a group own beneficially 10,704,021 shares of Citizens common stock (4,048,282 of which are acquirable within 60 days), which represents 3.98% of Citizens common stock outstanding as of February 28, 1999 or acquirable within 60 days thereafter.

                             ELECTION OF DIRECTORS


     At the meeting, seven directors are to be elected to hold office until the next annual meeting and until their successors have been elected and qualified. All of the nominees are currently serving as directors of the Company. Directors will be elected by a plurality of the votes of the holders of shares of Common Stock, present in person or represented by proxy at the meeting and entitled to vote at the meeting. It is the intention of the persons named in the enclosed proxy to vote for the election as directors of the nominees specified. In case any such nominee should become unavailable for any reason, the proxy holders reserve the right to substitute another person of their choice. The information concerning the nominees and their security holdings has been furnished by them to the Company. Leonard Tow, Daryl A. Ferguson and David
B. Sharkey are executive officers of Citizens, whose wholly owned subsidiary, CUCapitalCorp., is owner of 100% of the Class B Common Stock of the Company. Stanley Harfenist and Robert A. Stanger are Directors of Citizens. There are no family relationships among any of the nominees and executive officers. For a description of certain business relationships between the Company and Citizens, see "Agreements with Citizens" below.

Daryl A. Ferguson       Vice Chairman and Chief Executive Officer of Electric        Director since 1990
                        Lightwave, Inc., 1997 to present; President and Chief
                        Operating Officer of Citizens Utilities Company, 1990 to
                        present; Director, Centennial Cellular Corp. Age 60

Guenther E. Greiner     President of International Corporate Consultancy LLC, a      Director since 1998
                        global finance consulting service, 1998 to present;
                        Senior Group Executive/Executive Vice President of
                        Global Relationship Bank, 1995 to 1998, and Group
                        Executive/Executive Vice President of World Corpora-
                        tion Group, 1989 to 1995, both at Citibank/Citicorp.
                        Director, Ermenegildo Zegna, IFIL-Finanziaria di Par-
                        ticipazion, New York Philharmonic, German American
                        Chamber of Commerce, the American Institute for Con-
                        temporary German Stuidies/The Johns Hopkins Univer-
                        sity, and Corn Products International, Inc. Age 60

Stanley Harfenist       President and Chief Executive Officer of Adesso, Inc.,       Director since 1997
                        manufacturer of hardware for the Macintosh computer,
                        1993 to present; President, Chief Operating Officer and
                        Director of Players International, Inc., 1985 to 1993;
                        Director of Citizens Utilities Company since 1992. Age
                        66

David B. Sharkey        President and Chief Executive Officer, 1994 to October       Director since 1995
                        1997, and President and Chief Operating Officer since
                        October 1997, of Electric Lightwave, Inc.; Vice Presi-
                        dent and General Manager, Mobile Media, Inc., 1989 to
                        1994. Age 48

Robert A. Stanger       Chairman, Robert A. Stanger & Company, investment            Director since 1997
                        banking and consulting services, 1978 to present. Pub-
                        lisher, The Stanger Report. Director, Callon Petroleum
                        Company, Inc., exploration and production of oil and
                        natural gas. Director, Citizens Utilities Company. Age 59

Leonard Tow            Chairman of the Board of Electric Lightwave, Inc. since     Director since 1990
                       1997. Chairman and Chief Executive Officer, Citizens
                       Utilities Company, 1990 to present and Chief Financial
                       Officer of Citizens Utilities Company 1991 to 1997.
                       Chief Executive Officer and Director of Century Com-
                       munications Corp., a cable television company, since its
                       organization in 1973 to present, Chairman of the Board
                       since 1989 and Chief Financial Officer, 1973 to 1996.
                       Director, Hungarian Telephone and Cable Corp. Direc-
                       tor, United States Telephone Association. Age 70

Maggie Wilderotter     President and Chief Executive Officer of Wink Commu-        Director since 1997
                       nications since 1997; Executive Vice President, AT&T
                       Wireless Services, Inc. and Chief Executive Officer of
                       AT&T Aviation Communications Division, 1995 to
                       1997. Senior Vice President of McCaw Cellular Com-
                       munications, Inc., 1991 to 1995. Director of Gaylord
                       Entertainment Corporation, Airborne Express, Jacor,
                       American Tower Corporation and the California Cable
                       Television Association. Age 44

     The Board of Directors of the Company recommends that you vote "for" the election of all nominees for director.

     The Board of Directors held six meetings in 1998. Each incumbent director attended at least 75% of such meetings and, except as hereinafter described, at least 75% of the total number of meetings held by all committees of the Board on which he or she served as described below under "Committees of the Board." Guenther E. Greiner attended three of the seven meetings held by all committees of the board on which he served during the periods that he served.

Committees of the Board

     The Board has standing Executive, Audit and Compensation Committees. The full board serves as the nominating committee.

     Executive Committee. The Executive Committee is composed of Dr. Tow as Chairman, Dr. Ferguson and Mr. Sharkey. The Committee did not meet in 1998. During intervals between meetings of the Board, the Executive Committee has the power and authority of the Board over the management of the business affairs and property of the Company, except for powers specifically reserved by Delaware law or by the Company's Restated Certificate of Incorporation.

     Audit Committee. The Audit Committee is composed of Mr. Harfenist as Chairman and Mr. Greiner, Mr. Stanger and Ms. Wilderotter. The Committee met twice in 1998. The Committee's functions are to review the arrangements for and scope of the independent accountants' audit, as well as to review the adequacy of the system of internal accounting controls and recommend improvements thereto. The Committee discusses and reviews, with management and the independent accountants, the Company's draft annual report on Form 10-K and other major accounting, reporting and audit matters. The Committee also has oversight over the Company's Internal Audit Department.

     Compensation Committee. The Compensation Committee is composed of Mr. Stanger as Chairman and Mr. Greiner, Mr. Harfenist and Ms. Wilderotter. The Committee met eight times in 1998. The Committee reviews the Company's general compensation strategies, acts as the Committee for the Company's Equity Incentive Plan and the 1998 Employee Stock Purchase Plan and establishes and reviews compensation for the Chief Executive Officer and other executive officers of the Company.

                            DIRECTORS' COMPENSATION

     Each non-employee Director is entitled to a $20,000 annual retainer and a fee of $1,000 plus reasonable expenses for each Board or Committee meeting attended in person or telephonically. Committee chairs are paid a fee of $2,000 per meeting attended. In 1998, $12,000 of the retainer was paid in shares of Class A Common Stock of the Company and $8,000 was paid in cash. Commencing in 1999, each non-employee director can elect, in lieu of cash compensation, to have any portion of the annual retainer and fees payable for meetings attended, paid in shares of Class A Common Stock of the Company or stock units to acquire Class A Common Stock of the Company under the Company's Employee Incentive Plan (the "EIP"). Each non-employee Director also receives an annual stock option grant of 7,500 shares, priced at the fair market price of the stock on the grant date. The grant date in 1999 was January 1. Each new non-employee Director also receives a 10,000 share sign on option. Dr. Ferguson and Dr. Tow, as a result of their employment by Citizens and Mr. Sharkey, as a result of his employment with the Company, are deemed to be employee Directors and thus are not eligible to receive compensation for services rendered as directors.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of four independent Directors who are responsible for setting and administering compensation, including base salaries, annual incentives and stock-based awards paid or awarded to executive officers of the Company. The Compensation Committee oversees and approves incentive plan philosophy, design, costs and administration. The Compensation Committee was engaged in developing the Company's compensation strategy and specific incentive plan designs throughout 1998. This report discusses the Compensation Committee's activities as well as its development and implementation of policies regarding compensation paid to the executive officers during 1998.

                      COMPENSATION OF THE EXECUTIVE GROUP

     This section discusses the Company's 1998 strategy for its compensation program. The compensation of the Company's Chief Executive Officer is discussed separately in this report.

                             COMPENSATION STRATEGY

     Due to the competitive nature of its industry, ELI must be aggressive in positioning its compensation levels. ELI targets total compensation for superior performance in the top quartile of other companies in the industry. This strategy enables the Company to motivate and reward outstanding contributors as well as attract quality talent.

     The Compensation Committee's compensation policy has the following objectives:

     To give employees an opportunity to share in the Company's successes.

     To give employees an ownership opportunity and tie them to the Company's performance.

     To help employees understand the importance of both short and long-term goals.

     To create a common interest between executives and employees.

     To attract key contributors.

     To recognize and reward the critical role employees play on a daily basis.

Base Salary

     The Compensation Committee sets the base salary levels of executive officers annually, based on the duties and responsibilities which the Company expects each executive to discharge during the current year and upon the executive's performance during the previous year. The Company performs external market comparisons, relative to industry-specific peers, based on individual job responsibility.

At-Risk Incentive Compensation

     Throughout 1998, the Compensation Committee was engaged in reviewing comprehensive analyses of both the annual cash and long-term incentive practices in the Competitive Local Exchange Carrier (CLEC) industry. Several sources were referenced in order to develop the specific plan designs and competitive award levels required for ELI to effectively compete for talent. Both the annual cash incentive plan and the long-term incentive plan design are discussed in detail below.

Annual Cash Incentive

     To retain and incent employees, ELI's annual cash incentive plan offers a competitive mix of total cash compensation relative to comparable industry norms. Cash incentives are paid to eligible employees during the first quarter based on prior year goal attainment. The plan criteria may be modified in a given year based on changes in the Company's business strategy. If the pre-determined financial goal is not met, the Compensation Committee may use its judgment to determine if there will be any cash incentive payout.

     The annual cash incentives approved by the Compensation Committee in 1999 were based on 1998 performance. 758 employees received awards representing 100% of the population eligible to receive an award. Awards for 1998 reflected the successful performance of the Company in achieving 100% of its financial targets.

     For 1999, the annual incentive plan criteria will be primarily based on revenue, EBITDA and a third measure for senior executives, which is return on capital.

Common Stock Long-Term Incentives

     In connection with the initial public offering (IPO) of common stock in October 1997, the Compensation Committee adopted the EIP. The purpose of the EIP is to provide equity compensation incentives for high levels of performance and to attract and retain outstanding employees. All stock options awarded are non-qualified, awarded at fair market value, and vest over a period of three years.

     Within the EIP, two separate award programs were created, the Management Stock Option Plan (MSOP) and the Distinguished Performance Award (DPA). The MSOP is designed to grant stock options to executives and other key management employees for individual contributions toward achievement of goals. Target awards are based on salary levels and are designed to compensate employees within the range of 85% to 150% of long-term incentive compensation of comparable industries based on individual performance.

     The DPA is designed to recognize and reward key employees below the management level who are considered to have high potential and who have made significant contributions. The target number of shares is 700 stock options and award recommendations are designed to be within the range of 400 to 1,000 options. Recommendations are at the discretion of the employee's manager.

     In August 1998, the Compensation Committee granted stock option awards to 217 executives/managers under the MSOP. One hundred and fifty two employees received stock option awards under the DPA, representing 36% of eligible employees. None of the options granted were to executive officers.

     The Committee will consider EIP awards for 1998 performance in the spring of 1999.

     Beginning in 1999, the size of the pool available for stock option awards will be subject to performance criteria. The performance measures in the first year (1999) are strictly financial, but expand in future years to include a focus on other value-drivers such as customer and employee satisfaction. The total target pool can be reduced by up to 25% if company goals are not achieved.

     Based on the research conducted in 1998 of the equity granting practices in the CLEC industry and the substantive growth in the number of employees expected, additional shares will be required in order to fully execute this plan over the next three years. The Compensation Committee has recommended, and the Board of Directors has approved and will recommend to shareholders in May 1999 the addition of 2.5 million shares to be available for distribution under the EIP, resulting in a total potential allocation of 11.84% of outstanding shares.

     The principal purpose of the EIP is to provide an equity incentive to employees to remain in the employment of the Company and to work diligently in its best interests. The Board of Directors determined that this purpose would not be achieved for employees holding options exercisable at prices above the market price of the Company's Common Stock, and further determined that it was critical to the best interests of the Company and to its stockholders that the Company retain the services of these employees. As such, the Board of Directors authorized the repricing of certain stock options in 1998. In 1998 the Board of Directors offered to all executive officers with outstanding options to purchase the Common Stock of the Company the opportunity to exchange all, half or none of such options for a decreased number of new options at a price per share equal to the fair market value of the Company's Common Stock on August 7, 1998, with no change in the stock option vesting periods. The number of shares was determined using the Black-Scholes Option pricing model on an equivalent value basis to determine the exchange rate. The three senior officers were not granted options and therefore were not eligible to participate in such repricing.

     The following table sets forth certain information concerning the repricing of stock options held by the Named Executive Officers (as defined below) during the last ten years.

                          TEN-YEAR OPTION REPRICINGS

                                                                                                            Length of
                                         Number of                                                           Original
                                        Securities                                                         Option Term
                                        Underlying     Market Price of    Exercise Price at                Remaining at
                                       Options/SARs     Stock at time          Time of            New        Date of
                                        Repriced or    of Repricing or       Repricing or      Exercise    Repricing or
           Name               Date      Amended(1)        Amendment           Amendment          Price      Amendment
           ----             --------  --------------  -----------------  -------------------  ----------  -------------
                                            (#)                                  ($)              ($)
James M. Berthot .........  8/7/98       73,000            $ 8.75                $16            $ 8.75        9.28 yrs.
 Vice President
Todd Hanson ..............  8/7/98       73,000            $ 8.75                $16            $ 8.75        9.28 yrs.
 Vice President
Randall Lis ..............  8/7/98       73,000            $ 8.75                $16            $ 8.75        9.28 yrs.
 Vice President
John Wolff ...............  8/7/98       73,000            $ 8.75                $16            $ 8.75        9.28 yrs.
 Vice President

------------
(1) 73,000 shares exchanged on equal value basis for 43,800 shares.

                  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Dr. Ferguson, the Chief Executive Officer and Vice Chairman, is also President and Chief Operating Officer of the Company's parent, Citizens Utilities Company. Dr. Ferguson's 1998 compensation was paid to him by Citizens Utilities Company. The Company currently expects to make future awards to the chief executive officer under the EIP. The base salary of Dr. Ferguson will be paid by Citizens Utilities Company as long as he remains an employee of that company. See footnote 5 to the Summary Compensation Table.

Compliance with Internal Revenue Code Section 162 (m)

     The Compensation Committee has been advised that the compensation paid to the named executive officers in 1998, including the chief executive officer, met the conditions required for full deductibility under Section 162 (m) of the Internal Revenue Code ("Code"). Section 162 (m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company's chief executive officer or any of the four other most highly compensated executive officers. Section 162 (m) provides that qualifying performance-based compensation will not be subject to the tax deduction limit if certain requirements are met. The Compensation Committee has been advised that Section 162 (m) does not apply to the stock awards granted in 1998. The Company expects to structure grants under its EIP in a manner that provides for an exemption from Section 162 (m). The Compensation Committee recognizes that, in certain instances, it may be in the best interests of the Company to provide compensation that is not deductible.

     Robert A. Stanger, Chair, Guenther E. Greiner, Stanley Harfenist, Maggie Wilderotter

Executive Compensation


     The following table sets forth the compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers") for services rendered to the Company for each of the fiscal years ended December 31, 1998, 1997 and 1996.

                          SUMMARY COMPENSATION TABLE

                                                                                                Long-term Compensation
                                                                                               -------------------------
                                                                                                  Awards       Payouts
                                                                                               ------------  -----------
                                                                                                Securities      Long-
                                                 Annual Compensation                              Under-         term
                                        --------------------------------------    Restricted       lying      Incentive    All Other
                                                                 Other Annual        Stock       Options/        Plan       Conpen-
                               Salary     Salary     Bonus(1)    Compensation      Awards(2)      SARs(3)      Payouts     sation(4)
            Name                Year         $           $             $               $            (#)          ($)           $
            ----              --------  ----------  ----------  --------------   ------------  ------------  -----------  ----------
Daryl A. Ferguson(5) .......   1998            0           0          0                                 0        0               0
Vice Chairman and              1997            0           0          0                                 0        0               0
Chief Executive Officer

David B. Sharkey ...........   1998      229,167     150,000          0                                 0        0          33,759
President and Chief            1997      183,333     100,000          0                            40,703        0          30,036
Operating Officer              1996      155,830      80,000          0                            18,084        0          27,790

John Wolff .................   1998      156,250      64,000          0                                 0        0           4,688
Vice President--               1997      141,227      50,000          0            80,000         146,000        0           2,900
New City                                                                                           22,895
Development                    1996      127,500      40,000          0                             8,127        0           4,750

Randall Lis ................   1998      151,250      62,000          0                                 0        0           3,004
Vice President--               1997      133,278      50,000          0            80,000         146,000        0          10,192
Staff Support                                                                                      22,895
                               1996      114,125      40,000          0                             8,127        0          32,163
Todd Hanson ................   1998      151,250      62,000          0                                 0        0           4,538
Vice President--               1997      138,223      50,000          0            80,000         146,000        0               0
Engineering                                                                                        22,895
                               1996      131,401      40,000          0                                 0        0               0
James M. Berthot ...........   1998      151,250      62,000          0                                 0        0           4,538
Vice President--               1997      119,141      40,000          0            80,000         146,000        0           4,748
Marketing                                                                                          22,895
                               1996      102,391      20,000          0                             7,987        0           3,671




------------
(1) Bonus amounts awarded are for performance for the stated Salary Year and are determined and awarded in the subsequent year.
(2) In connection with the IPO, on November 24, 1997 each of Drs. Tow and Ferguson and Mr. Sharkey was granted 125,000 restricted performance shares of Class A Common Stock of the Company. As of December 31, 1998, the total number of such shares held by each of Drs. Tow and Ferguson and Mr.
    Sharkey was 125,000, with a market value as of December 31, 1998 of $1,023,750. One third of the shares granted to Dr. Ferguson and Mr.
    Sharkey will vest on the later of November 24 of each year following the date of grant and the achievement of a specified twelve-month revenue goal. The restrictions on Dr. Tow's 125,000 shares will lapse only if the Company attains revenues of at least $170 million for the thirteen months ended June 30, 2001 or for any thirteen month period thereafter until January 2005. Recipients of restricted shares have the right to vote and to receive dividends, if paid, on such shares.
(3) All options in this column, except options in the amount of 146,000 shares shown in 1997 for Messrs. Wolff, Lis, Hanson and Berthot are exercisable for shares of common stock of Citizens. The options for 146,000 shares each are exercisable for Class A Common Stock of the Company. Citizens options are adjusted to reflect stock dividends paid subsequent to date of grant. All awards of Citizens options were granted under the Citizens Management Equity Incentive Plan or its successor plan, the EIP. Options in Company stock were granted under the EIP.
(4) Represents the Company's matching contribution to each Named Executive Officer's 401(k) plan. Additionally, represents $28,759 for the 1998, $27,286 for the 1997 and $25,453 for the 1996 economic benefit of split-dollar life insurance for Mr. Sharkey and $28,271 for relocation allowances paid to Mr. Lis in 1996.
(5) Dr. Ferguson, Chief Executive Officer of the Company since October, 1997, is the President and Chief Operating Officer of Citizens. He and other executive officers of the Company who are employees of Citizens are compensated by Citizens on the basis of services rendered to Citizens and its subsidiaries, including the Company. Administrative services are made available to the Company under the Administrative Services Agreement. See "Agreements with Citizens--Administrative Services Agreement." Dr.
    Ferguson received an award of performance shares from the Company in 1997. See footnote 2 to this table. The Compensation Committee may grant additional incentive awards to him in the future.

                 AGGREGATED 1998 OPTION EXERCISES AND VALUE OF
                   OUTSTANDING OPTIONS AT DECEMBER 31, 1998

     The following table sets forth certain information concerning options exercised by the Named Executive Officers during 1998 and the number and value of options held by them on December 31, 1998. There were no outstanding stock appreciation rights relating to the Company's Common Stock at December 31, 1998. No exercises occurred during 1998 of options or stock appreciation rights relating to the Company's Common Stock.

                                                              Number of Securities
                                                             Underlying Unexercised          Value of Unexercised
                                                               Options/SARs at            In-the-money Options/SARs
                                 Shares         Value         Fiscal Year-End (#)           at Fiscal Year-End ($)
                               Acquired on    Realized   ------------------------------  -----------------------------
            Name              Exercise (#)        $       Exercisable    Unexercisable    Exercisable    Unexercisable
            ----              --------------  ----------  -------------  ---------------  -------------  --------------
Daryl A. Ferguson .........        0             0                0               0           0               0
David B. Sharkey ..........        0             0                0               0           0               0
John Wolff ................        0             0           38,933          77,867           0               0
Randall Lis ...............        0             0           38,933          77,867           0               0
Todd Hanson. ..............        0             0           38,933          77,867           0               0
James M. Berthot ..........        0             0           38,933          77,867           0               0

     All numbers are as of December 31, 1998 and reflect adjustment for stock splits and stock dividends paid subsequent to the date of grant. The closing sale price as quoted by the Nasdaq National Market System ("NASDAQ") of the Company's Class A Common Stock on December 31, 1998 was $8.19 per share. Dollar amounts shown under all columns other than "Value Realized" have not been, and may never be, realized. The underlying options have not been, and may never be, exercised, and actual gains, if any, on exercise will depend on the value of the Company's stock on the date of exercise.

                                 PENSION PLAN

     The Company does not have a pension plan. Mr. Sharkey is covered by Citizens' noncontributory qualified retirement plan that provides benefits based on formulas related to base salary and years of service. Benefits shown are not subject to reduction for Social Security payments. The following table illustrates the estimated annual plan pension benefits available to Mr. Sharkey upon retirement at age 65 assuming a preretirement death benefit election of 100% joint and survivorship benefits. The remuneration classifications are based on the highest five-year average annual salary (subject to the limitation of the Internal Revenue Code of 1986 on the amount of annual compensation which may be credited to a participant's retirement benefits) and the years of service represent years of credited service.

                              Pension Plan Table

    Remuneration
   (in thousands)            Years of   Service
   --------------            -------------------
                          5       10      15      20
                          -       --      --      --
  $160..............    $12      $25     $37     $49

Full years of credited service for Mr. Sharkey are four.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Mr. Stanger as Chairman and Mr. Greiner, Mr. Harfenist and Ms. Wilderotter. No executive officer of the Company served as: (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee of the Company; (ii) a director of another entity, one of whose executive officers served on the compensation committee of the Company; or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

                         STOCK PRICE PERFORMANCE GRAPH

                                  [LINE GRAPH]
                    COMPARISON OF CUMULATIVE TOTAL RETURNS*

                                   11/24/97          12/97         12/98

Electric Lightwave                   $100           $92.97       $ 51.17
NASDAQ US                            $100           $98.89       $139.01
New Peer Group                       $100          $100.87       $ 97.59
Old Peer Group                       $100          $102.94       $154.41



  * TOTAL RETURN BASED ON $100 INITIAL INVESTMENT & REINVESTMENT OF DIVIDENDS


     The Company's Class A Common Stock has been publicly traded since November 24, 1997. The graph shows the period November 24, 1997 through December 31, 1998. The graph compares the cumulative total return of the Company with that of the Nasdaq Stock Market-US, a new peer group index and an old peer group index. Cumulative return assumes $100 invested in the Company or respective index on November 24, 1997 as required by SEC rules, and that all quarterly dividends were reinvested at the average closing stock prices at the beginning and end of the quarter. The old peer group consists of the Company; Advanced Radio Telecom Corp.; the former American Comm. Services, Inc. which has changed its name to e.spire Communications; COLT Telecom Group, PLC; GST Telecom; ICG Communications; Intermedia Communications; McLeod USA, Inc.; NEXTLINK Communications, Inc.; Teligent, Inc. and WinStar Communications. The new peer group selected by the Company includes (i) all of the members of the old peer group except for COLT Telecom Group, PLC which was removed from the peer group because it was the only foreign company represented and (ii) the following additional companies that were added to the peer group due to similarities with the Company: Allegiance Telecom, Inc.; Hyperion Telecommunications, Inc.; ITC DeltaCom, Inc.; MGC Communications, Inc.; RCN Corporation; and US Lee Corporation. The Company believes that the currently constituted peer group is more representative of its competition considering recent developments among competitors in its industry. In particular, Allegiance Telecom, Inc., Hyperion Telecommunications, Inc., MGC Communications, Inc. and USLEC Corporation first became publicly traded companies in 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons holding more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers, and 10% stockholders are also required to furnish the Company with copies of all such filed reports.

     Based solely upon a review of the copies of such reports furnished to the Company, or representations that no reports were required, the Company believes that, except as hereinafter described, all of its directors, executive officers and 10% shareholders complied with all filing requirements under Section 16(a) in 1998. A Statement of Changes in Beneficial Ownership on Form 4 ("Form 4") for one transaction was filed late by Mr. Robert Stanger and by Mr. Jerry Cady for two transactions.

                           AGREEMENTS WITH CITIZENS

General

     Citizens owns 100% of the outstanding Class B Common Stock of the Company, which represents approximately 97% of the combined voting power of all of the outstanding Common Stock. Leonard Tow, Chairman of the Board of the Company, is the Chairman of the Board and Chief Executive Officer of Citizens. Daryl A. Ferguson, Vice Chairman and Chief Executive Officer of the Company, is President and Chief Operating Officer of Citizens. Robert J. DeSantis, Chief Financial Officer of the Company, is the Chief Financial Officer of Citizens. David B. Sharkey, President and Chief Operating Officer and a Director of the Company, is an executive officer of Citizens. Stanley Harfenist and Robert Stanger, Directors of the Company, are Directors of Citizens.

     The Company's relationship with Citizens is governed by agreements entered into with Citizens in connection with the IPO, including an Administrative Services Agreement, a Tax Sharing Agreement, an Indemnification Agreement, a Customers and Service Agreement and a Registration Rights Agreement, the material terms of which are described below.

Administrative Services Agreement

     The Administrative Services Agreement (the "Administrative Services Agreement") provides for Citizens to render certain financial management services, information services, legal and contract services, human resources services and corporate planning services to the Company. Under the terms of the Administrative Services Agreement, all of the services are rendered by Citizens subject to the oversight, supervision and approval of the Company, acting through its Board of Directors.

     The administrative costs payable by the Company to Citizens pursuant to the Administrative Services Agreement are not expected to exceed the fees that would be paid if such services were to be provided by an independent third party.

     The Administrative Services Agreement will terminate on December 31, 2005, unless earlier terminated by Citizens or the Company. The Administrative Services Agreement will be automatically renewed for additional terms of two years unless either party gives at least six months' written notice prior to a scheduled termination date. The Administrative Services Agreement can be terminated upon a material breach and will be terminated upon a change of control of the Company. Pursuant to the Administrative Services Agreement, in 1998 the Company paid $4,827,000 in fees to Citizens, excluding reimbursement for costs.

Tax Sharing Agreement

     As the Company is included in Citizens' federal consolidated income tax group, the Company's federal income tax liability is included in the consolidated federal income tax liability of Citizens and its subsidiaries. The Company is also included with certain Citizens subsidiaries in combined, consolidated or unitary income tax groups for state and local tax purposes. The Company and Citizens are parties to a federal, state and local tax-sharing agreement (the "Tax Sharing Agreement"). Pursuant to the Tax Sharing Agreement, the Company and Citizens make payments between them such that, with respect to any period, the amount of taxes to be paid by the Company, subject to certain adjustments, will generally be determined as though the Company were to file separate federal, state and local income or franchise tax returns (including, except as provided below, any amounts determined to be due as a result of a re-determination of the tax liability of Citizens arising from an audit or otherwise). The Company is responsible for any tax liability due any foreign jurisdiction arising from its business activities. The Tax Sharing Agreement will remain in effect so long as any taxing jurisdiction requires the filing of a combined tax return by both Citizens and the Company.

     Citizens has sole and exclusive responsibility for (i) preparing any tax returns (including amended returns or claims for refund) of the Company; (ii) representing the Company with respect to any tax audit or tax contest; (iii) engaging outside counsel and accountants with respect to tax matters regarding the Company; and (iv) performing such other acts and duties with respect to the Company's tax returns as Citizens determines is appropriate. The amounts that the Company will pay Citizens under the Administrative Services Agreement will encompass reimbursement to Citizens for all direct and indirect costs and expenses incurred with respect to the Company's share of the overall costs and expenses incurred by Citizens with respect to tax related services.

     Each member of a consolidated group is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the Tax Sharing Agreement allocates tax liabilities between the Company and Citizens, during the period in which the Company is included in Citizens' consolidated group, the Company could be liable in the event that any federal tax liability is incurred, but not discharged, by any other member of Citizens' consolidated group.

Indemnification Agreement

     The Company and Citizens are parties to an indemnification agreement (the "Indemnification Agreement"). The Indemnification Agreement provides that the Company will indemnify Citizens for any liabilities incurred by Citizens under any guarantees of the Company's obligations or liabilities of the Company and that the Company will pay Citizens for its direct costs, if any, of maintaining such guarantees.

Registration Rights Agreement

     The Company and Citizens are parties to a Registration Rights Agreement (the "Registration Rights Agreement"). The Registration Rights Agreement provides that, upon the request of Citizens, the Company, at its expense, will use its best efforts to effect the registration under the applicable federal and state securities laws of any of the shares of Common Stock (and any other securities issued in respect of or in exchange therefor) held by Citizens for sale in accordance with Citizens' intended method of disposition thereof and will take such other actions necessary to permit the sale thereof in other jurisdictions, subject to certain specified limitations. Citizens will also have the right, at its expense, to include the shares of Common Stock held by it in certain other registrations of common equity securities of the Company initiated by the Company on its own behalf or on behalf of its other shareholders.

Customers and Service Agreement

     The Company and Citizens are parties to a Customers and Service Agreement (the "Customers and Service Agreement"). The Customers and Service Agreement contains provisions prohibiting the Company from competing with Citizens for customers in Citizens' existing service areas and in certain new lower density territories which Citizens was or will be first to enter after the IPO. Citizens has agreed that it will not compete with the Company in the service territories in which the Company provided services prior to the IPO and in certain new higher density territories which the Company was or will be first to provide services after the IPO. Neither Citizens nor the Company may solicit an existing wholesale customer of the other company for services which such customer is currently receiving under contract from the other company. The relevant provisions were intended to permit the Company to continue all activities in which it engaged prior to the IPO, and to expand into related markets. The Customers and Service Agreement will remain in effect until Citizens ceases to own a majority of the voting interest of the capital stock of the Company or its designees cease to constitute a majority of the directors.

Citizens' Guarantees of the Company's Obligations

     Lease

     In June 1995, the Company entered into agreements to lease certain equipment to be constructed for the Company (the "Lease"). The lessor has agreed to commit up to a maximum of $110,000,000 of the cost of purchasing and installing the equipment. Rental obligations for the equipment commenced in June 1995, and, with renewal options, will expire on April 30, 2002. Citizens has guaranteed all obligations of the Company under the Lease and the Company will pay Citizens a guarantee fee of 3.25% per annum of the amount of the lessor's investment in the leased assets. At December 31, 1998, $110,000,000 was outstanding on the Lease.

     Credit Facility

     On November 2, 1997, the Company and Citizens entered into a five-year, $400 million revolving Credit Facility with Citibank, as agent for a group of lending banks. Citizens has agreed to guarantee all debt obligations under the Credit Facility. The Credit Facility requires that Citizens maintain a minimum net worth of at least $1 billion and continue to own at least 51% of the outstanding Common Stock of the Company. The Company has agreed to pay Citizens a guarantee fee at a rate of 3.25% per annum based on the average balance outstanding. At December 31, 1998, the Company had outstanding loans payable to Citibank in the amount of $284 million.

     For 1998, the amount payable by the Company to Citizens was $8,614,000 in fees for guarantees which Citizens provided to the Company under the Lease and the revolving Credit Facility.

Refinancing of Obligations

     Citizens and the Company have agreed that, if Citizens intends to reduce its economic interest in the Company to less than 51%, Citizens will be entitled to request the Company to refinance its obligations under the Lease and the Credit Facility and the Company shall be obligated to use its best efforts to do so. This refinancing would occur when Citizens reduces its economic interest in the Company to less than 51%.

Telecommunications Services

     Citizens has leased long term rights to fiber optic lines from the Company for which Citizens has agreed to pay an annual fee of $360,000. Also, Citizens and the Company have agreed to combine their purchases of long-haul services in an arrangement with a long distance company in order to receive a lower unit cost. The Company has agreed to reimburse Citizens for the cost of the Company's usage. The current agreement has a twenty-four month term which commenced May 1, 1997.

     Citizens' Communications segment ("Citizens Communications") has transactions in the normal course of business with the Company. Citizens Communications is an Incumbent Local Exchange Carrier ("ILEC") in certain markets in which the Company provides services. In order to provide services in those markets, the Company purchases access from Citizens Communications. The Company is charged the full-tariff rate for those services, which was $4,790,000 in 1998, representing usage based charges for the services provided. Citizens Communications purchases certain services from the Company at prevailing market rates. In 1998, the Company recognized revenue in the amount of $2,882,000 for such related party transactions.

Separation Agreement

     On May 18, 1998, Citizens announced its plans to separate its telecommunications businesses and public services businesses into two stand-alone publicly-traded companies. Citizens intends to establish and transfer to a new company ("Newco") all of its telecommunications businesses, including its approximate 83% interest in the Company. This separation is subject to federal and state regulatory approvals and final Board approval, and is expected to be carried out through a distribution in the stock of the new company to Citizens' shareholders. The public services businesses will continue to operate as Citizens Utilities Company and intend to provide gas transmission and distribution, electric transmission and distribution, water distribution and wastewater treatment services. This separation is being made in recognition of the different investment features, performance criteria, capital structures, dividend policies, customers' requirements and regulatory designs of each business, and would allow each business to pursue its own strategy and compete more effectively in its respective markets. The separation will strengthen both businesses and enable each of them to take full advantage of opportunities to enhance value.

     Citizens received an order from the Federal Energy Regulatory Commission that granted an approval necessary to proceed with its separation plans. Citizens filed a request with the Internal Revenue Service for a private letter ruling that the transaction is not subject to federal income tax. Citizens has filed petitions with numerous state regulatory agencies for the approvals necessary to proceed with its separation plans and to date has received the necessary approval from a number of these agencies. An application with the Federal Communications Commission for the transfer of certain licenses and filings with the Securities and Exchange Commission will also be made during the separation process. The transaction is expected to be completed in the second half of 1999.

     Although Citizens continues to aggressively pursue its separation plans, changing market conditions and new business opportunities may require it to consider other methods to enhance shareholder value, including the sale or other disposition of certain businesses and the acquisition of businesses similar to those that Citizens retains.

     In the event that the separation occurs, Citizens anticipates that all of its intercompany agreements with the Company would be assigned to Newco.

Other

     In the future, additional transactions (such as the separation described above) may occur and agreements may be reached between the Company and Citizens in a number of areas relating to their past and ongoing relationships, including potential acquisitions of businesses or properties or other corporate opportunities, potential competitive business activities, payment of dividends, incurrence of indebtedness, guarantees, tax matters, financial commitments, marketing functions, indemnity arrangements, registration rights, administrative and services arrangements, and issuances or sales of capital stock of the Company.

               APPROVAL OF AMENDMENT TO ELECTRIC LIGHTWAVE, INC.
                             EQUITY INCENTIVE PLAN


     The Company's 1997 Equity Incentive Plan (the "Plan") was approved by the stockholders at the 1998 Annual Meeting. The Plan was intended to provide equity incentives to attract and retain employees. As of February 28, 1999, 2,957,950 shares of Common Stock had been granted under the Plan and only 1,212,650 shares of Common Stock remained available for future grant under the Plan. On February 23, 1999, the Board of Directors upon recommendation of its Compensation Committee unanimously adopted, subject to stockholder ratification, an amendment to the Plan to increase the maximum number of shares of Common Stock which may be issued under the Plan from 4,170,600 shares to 6,670,600 shares. A copy of the full text of the amendment is included as Appendix A to this Proxy Statement.

Purpose Of The Plan

     The purpose of the Plan is to provide compensation incentives for high levels of performance and productivity by employees of the Company and its Participating Companies (as defined below) and individuals who perform services for the Company as director, consultant or otherwise. The Plan is intended to strengthen the Company's existing operations and its ability to attract and retain outstanding personnel upon whose judgment, initiative and efforts the continued efficiency, productivity, growth and development of the Company is dependent, as well as encourage such personnel to have a greater personal financial investment in the Company through ownership of its Common Stock.

     A copy of the Plan as amended is available upon request in writing or by telephone from Shareholder Services, Electric Lightwave, Inc., 3 High Ridge Park, Stamford, CT 06905, and the following description is qualified in its entirety by the full text of the Plan as amended.

Shares Subject to the Plan; Duration of the Plan

     Awards granted under the Plan relate to shares of the Company's Class A or Class B Common Stock. The maximum number of shares of Common Stock which will be issued pursuant to awards at any time will be no more than 6,670,600 shares, or 13.4% of currently outstanding Common Stock. No individual may be granted more than 500,000 shares in any calendar year if the award is denominated in number of shares or, if the award is denominated in dollars, $750,000 in dollar value. These shares are divided among the various components of the Plan in such manner as the Compensation Committee of the Board of Directors (referred to throughout the remainder of this description of the Plan as the "Committee") may determine or authorize. No awards may be granted more than ten years after the effective date of the Plan.

     Any shares of Common Stock which were issued and have been forfeited or were subject to awards under the Plan which have expired or terminated for any reason will thereupon become available for issuance pursuant to awards granted thereafter during the term of the Plan, except for awards to "covered employees" within the meaning of Section 162(m) of the Code and as required to conform to the requirements of Rule 16b-3 under the Exchange Act or other applicable law. Shares of Common Stock received by the Company in connection with the exercise of an award are also available for issuance under the Plan, subject to the limitations noted above.

     The number and kind of securities which are authorized to be issued under the Plan or pursuant to then outstanding awards are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations, reorganizations or similar transactions.

     The average of the high and low bid and ask prices quoted on NASDAQ for the Company's Class A Common Stock on March 1, 1999 was $8.1875 per share.

Participation

     All employees, officers and directors of the Company and Participating Companies and individuals who perform services for the Company as a director, consultant or otherwise upon whose judgment, initiative, productivity, growth and development of the Company is dependent are eligible for selection to participate in the Plan. A Participating Company is the Company or any subsidiary or other affiliate of the Company which is 50% or more owned directly or indirectly by the Company or which owns 50% or more of the voting power of the shares of Common Stock of the Company or is controlled by, or controls, or is under common control with the Company. The Committee and the Board have made awards of shares under the Plan in connection with the public offering of shares of Class A Common Stock and have made subsequent awards.

Administration

     The Plan is administered by the Committee consisting of members of the Board of Directors. The Administration of the Plan is intended to satisfy any "nonemployee director" or similar requirements under the Securities Exchange Act of 1934 rules and "outside directors" or similar requirements under Section 162(m) of the Code. Subject to the express provisions of the Plan, the Committee is authorized among other things, to (a) determine those eligible individuals or groups to whom awards may be granted; (b) grant awards to any eligible individual; (c) determine the terms and conditions (which need not be identical) of each award; (d) establish and modify performance objectives; (e) determine the rights of each participant after employment or the rendering of services has terminated and the periods during which any rights may be exercised; (f) modify or amend any award (by cancellation and re-grant or substitution of awards or otherwise and with terms and conditions more or less favorable to the employee) or waive any restrictions or conditions applicable to any award or the exercise or realization thereof (except that, with certain exceptions based on regulation, the Committee may not undertake any such modifications, amendments or waivers if the effect thereof, taken as a whole, adversely and materially affects the rights of any recipient of a previously granted award without his or her consent); (g) prescribe and rescind rules, regulations and policies for the administration of the Plan; (h) interpret, construe and administer the Plan and any related award agreement and define the terms employed therein; and (i) make all of the determinations necessary or advisable with respect to the Plan or any award granted thereunder. Any power, action, authority, or discretion granted to or exercisable by the Committee pursuant to the provisions of the Plan may, if the Committee or the Board so determines, be exercised by or delegated by the Board.

Awards

     Stock Options

     Under the Plan, a Stock Option, which may be a non-qualified or an incentive stock option, may be granted either alone or in conjunction with one or more other awards. The exercise price, except in the discretion of the Committee in the case of non-statutory options granted to new employees or others who commence to render services, shall be equal to or greater than the 85% of the fair market value of the underlying Common Stock on the date of grant or, in the case of a SAR or incentive Stock Options, 100% of the fair market value on such date. The term of each Stock Option shall also be determined by the Committee but may not exceed ten years from the date of grant. Upon exercise, the option price of each Stock Option is payable by the option holder in cash or, in the sole discretion of the Committee, through the delivery of shares of the Company's Common Stock valued at their fair market value as determined by the Committee, or in a combination of cash and shares. The Committee may grant a replacement Stock Option to an option holder to replace the shares which the option holder delivered to the Company. The Committee may also accept the surrender of the right to exercise any Stock Option for payment in cash or shares or any combination thereof. The Committee may also grant stock appreciation rights, free standing or in tandem with Stock Options, which entitle the holder thereof to receive a similar payment at his or her election.

     The Committee may grant a replacement Stock Option to an employee for a number of shares equal to the number of shares which the option holder delivered to the Company in payment of, or sold for payment of, the price of any Stock Option or stock purchase right or any related income taxes with respect to any such Stock Option or stock purchase right of the Company held by the employee. The option price of any replacement Stock Option shall be subject to the restrictions summarized above, except that the option price may not be less than 100% of the fair market value of the Common Stock delivered to the Company on the date of such payment.

     The Committee is also authorized, in its sole discretion and upon such terms and conditions as it may deem appropriate, to accept the surrender of the right to exercise any Stock Option granted under the Plan as to all or any of the shares as to which the Stock Option is then exercisable for alternative settlement by payment to the option holder of an amount not to exceed the difference between the option price and the then fair market value of the shares as to which such right of exercise is surrendered. Such payment may be made in cash or in shares of the Company's Common Stock (valued at the then fair market value) or any combination thereof as the Committee determines in its sole discretion. The Committee may also grant stock appreciation rights, free standing or in tandem with Stock Options, which entitle the holder thereof to receive a similar payment at his or her election.

     Other Stock-based Awards

     In order to enable the Company and the Committee to respond quickly to significant developments in applicable tax and other legislation and regulations and to trends in executive compensation practices, the Plan also authorizes the Committee to grant other stock-based awards to employees eligible for selection to participate in the Plan. Other stock-based awards will consist of awards that are valued in whole or in part by reference to, or otherwise based on, the Company's Common Stock and may include, but are not limited to, performance shares, restricted stock, and deferred stock. Reference is made to the Plan for Plan provisions applicable to performance shares, restricted stock and deferred stock. Subject to the terms of the Plan, the Committee may determine any and all terms and conditions of other stock-based awards. The total number of shares of Common Stock which may be issued pursuant to all components of the Plan may not exceed the limit stated above under "Shares Subject to the Plan; Duration of the Plan."

     The Plan also authorizes the Committee to grant other stock-based awards to eligible individuals, which consist of awards that are valued in whole or in part by reference to, or otherwise based on, the Company's Common Stock and may include, but are not limited to, restricted stock, performance shares, phantom shares, and deferred stock. Subject to the terms of the Plan the Committee may determine any and all terms and conditions of all stock-based awards. The performance objectives determined by the Committee for each performance share award shall be based on: stock price; market share; sales; earnings per share; operating cash flow; free cash flow; net income or loss; net income or loss adjusted to exclude specified items such as gain or losses from extraordinary or non-recurring items and non-cash expense and income, and before specified expense items such as interest, depreciation, amortization and income taxes; EBITDA; revenues; return on equity or assets; cost control; or a combination of any of the foregoing.

     Payment or settlement of other stock-based awards is in cash or in shares of the Company's Common Stock or in any combination thereof as the Committee determines in its sole discretion. The Committee may permit the payment of withholding taxes due in connection with awards under the Plan by the withholding of shares to be issued under the award or by the employee's delivery of other shares of Common Stock of the Company.

Change in Control Provisions

     Awards may include, or may incorporate from any relevant guidelines adopted by the Committee, terms which provide that any or all of the following actions or consequences, with any modifications adopted by the Committee, may occur as a result of, or in anticipation of, any Change in Control (as defined below) to assure fair and equitable treatment of participants: (i) acceleration of time periods for purposes of vesting, or realizing gain from, any outstanding award (including the immediate exercisability in full of Options held for six months or more); (ii) purchase of any outstanding award from the holder for its equivalent value, as determined by the Committee; (iii) adjustments or modifications to outstanding awards, including the modification or elimination of restrictions and performance goals, as the Committee deems appropriate to maintain and protect the rights and interests of participants. A "Change in Control" is defined to mean the occurrence of any of the following events: (i) a person or group (other than Citizens) becomes the owner of stock having 20% or more of the total number of votes that may be cast for the election of members of the Board; (ii) a consolidation or merger or sale of assets in which the Company is not the surviving corporation or, subject to exceptions, pursuant to which the Company's stock will be converted into cash, securities or other property or a sale, lease, exchange or other transfer of 51% or more of the assets of the Company; or (iii) as a result of or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who are members of the Board before the transaction shall cease to constitute a majority of the Board of the Company.

     The Plan is subject to amendment or termination at any time by the Board of Directors. However, no amendment or modification would become effective unless approved by the affirmative vote of the stockholders of the Company if such approval is necessary or deemed desirable for the continued validity of the Plan or its compliance with any tax or securities law rule or regulation of any stock exchange or stock market, or other legal or regulatory requirement.

     These provisions in the Plan allowing the Committee to award accelerated vesting upon a Change in Control could in some circumstances have the effect of an "anti-takeover" defense because, as a result of these provisions, a Change in Control of the Company could be more difficult or costly. This, however, is not the Company's intention in adopting the Plan, because the purpose of the Plan is to attract and retain the most qualified persons available to contribute to the future success of the Company.

Federal Income Tax Consequences

     The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to awards under the Plan.

     Stock Options

     Under the Plan, the Committee may grant options which either qualify or do not qualify as "incentive stock options" as defined in Section 422 of the Code. No taxable income will be realized by an option holder and no deduction will be available to the Company upon the grant of either type of option. However, the tax consequences of the exercise of the option and subsequent disposition of the shares received upon exercise will depend upon which type of option is granted.

     Incentive Stock Options

     No regular taxable income will be realized by an option holder upon the exercise of an incentive stock option if the holding period and employment requirements contained in the Code are met. However, the spread between the exercise price and the fair market value on the date of exercise will be an item of tax preference which may give rise to alternative minimum tax liability at the time of exercise. Under the holding requirements, the option holder must not dispose of the shares within two years of the date the Option was granted nor within one year from the time of exercise; and the option holder generally must exercise the Option while employed by the Company or its subsidiaries or within three months after the termination of such employment.

     Upon the subsequent disposition of shares acquired through the exercise of an incentive stock option after satisfaction of the above holding period and employment requirements, any gain or loss realized upon such disposition will be treated as capital gain or loss to the optionee, and the Company will not be entitled to any income tax deduction in respect to the exercise of the Option or the disposition of the shares received upon exercise. For purposes of determining the amount of such gain or loss, the option holder's tax basis in the shares will be the option price.

     If the holding period or employment requirements are not met, the Option will be treated as one which does not meet the requirements of the Code for incentive stock options, and the tax consequences in the following paragraphs for non-qualified options generally apply. However, in the event shares acquired pursuant to an incentive stock option are disposed of prior to meeting the holding period requirements, gain or loss will be recognized at that time and measured as the difference between the sales price and the option price; but the amount of ordinary income to the optionee, if any, cannot exceed the excess, if any, of the fair market value of the stock at exercise over the option price.

     Non-qualified Stock Options

     At the time of exercise of a non-qualified option, an option holder will realize taxable income at ordinary income tax rates, and the Company will be entitled to a deduction in the amount by which the then fair market value of the shares purchased exceeds the option price of the shares. The option exercise may be subject to applicable reporting or withholding requirements of the tax law.

     Upon the subsequent disposition of shares received upon exercise of a non-qualified option, an option holder will also realize income or loss in an amount equal to the difference between the sales price of the shares and the fair market value of the shares used for computing ordinary income or loss realized in connection with the exercise of the Option. The income or loss will be long, medium or short-term capital gain or loss depending upon the length of time the shares have been held from the date as of which ordinary income or loss was recognized in connection with the exercise of the Option.

     Stock Appreciation Rights

     The exercise of a stock appreciation right will result in ordinary income to the holder in the year the stock appreciation right is exercised. The amount of income recognized will be equal to the total value of all cash and the fair market value of the Common Stock received pursuant to the exercise of the stock appreciation right. The Company will be entitled to a corresponding income tax deduction equal to such amount subject to certain requirements. The tax treatment of a stock appreciation right is the same whether the stock appreciation right is exercised in conjunction with an incentive stock option or a non-qualified stock option.

     All Stock Options

     If an option holder tenders shares of the Company's Common Stock in partial or full payment of the option price for shares to be acquired through the exercise of an option, the Option holder generally will not recognize any taxable gain or loss on the tendered shares. However, if the shares tendered were previously acquired upon the exercise of an incentive stock option and such exercise occurs prior to satisfaction of the holding period requirement for the tendered shares, the tender of such shares will be an early disposition with the tax consequences described above for an early disposition of shares acquired upon exercise of an incentive stock option.

     In the case of a tender of shares in partial or full payment of the option price, the option holder's tax basis in the shares received upon exercise of the option is not uniform. The number of shares acquired that equals the number of shares tendered will take the tax basis of the tendered shares including the effect of the tax consequences of any early disposition. The additional shares acquired in excess of the number of shares tendered will have a tax basis equal to the ordinary income realized on the exercise in the case of a non-qualified option. In the case of an incentive stock option, the tax basis in the additional shares will be zero.

     Cash payments by the Company to an option holder upon surrender of the right to exercise any stock option are subject to withholding and are taxable to the option holder at ordinary income tax rates and deductible by the Company at the time of payment. When such payments are made in shares of the Company's Common Stock, the fair market value of the shares at the time of payment are taxable to the option holder at ordinary income tax rates and deductible to the Company. Upon the disposition of the shares received, taxable income or loss also will be realized in an amount equal to the difference between the sales price of the shares and the fair market value of the shares on the date they were taxable to the option holder. The income or loss will be a capital gain or loss depending upon the period of time the shares have been held by the option holder.

     Other Stock-based Awards

     Generally, an employee will not realize any income upon the grant of other stock-based performance awards. Upon the payment of other stock-based awards, an employee will realize compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction in an amount equal to the sum of any cash received by the employee plus the fair market value of any shares of Common Stock received by the employee. However, if any such shares are subject to substantial restrictions such as a requirement of continued employment or the attainment of certain performance objectives, the employee will not recognize income and the Company will not be entitled to a deduction until the restrictions lapse, unless the employee elects otherwise. The amount of the employee's income and the Company's deduction will be the fair market value of the shares at the time the restrictions lapse.

     An employee will not realize any taxable income upon the grant of an award of restricted stock unless the employee elects to be taxed at that time in accordance with Section 83 of the Code. Generally, any dividends received by the employee with respect to shares of restricted stock prior to the date the employee realizes income with respect to such an award will be treated by the employee as compensation taxable as ordinary income; and the Company will be entitled to a deduction equal to the amount of ordinary income realized by the employee. Upon the lapse of restrictions on restricted stock which may occur in accordance with terms of such restriction, the employee will realize taxable income and the Company will be entitled to a corresponding deduction equal to the excess of the fair market value of the shares at that time over any amount paid for the shares. The employee may be subject to the withholding requirements of the tax law.

     The foregoing federal income tax information is a summary only and does not purport to be a complete statement of the relevant provisions of the Code.

Amendment, Termination and Expiration

     The Plan is subject to amendment or termination at any time by the Company's Board of Directors. However, no amendment or modification would become effective unless approved by affirmative vote of the stockholders of the Company if such approval is necessary for the continued eligibility of the Plan or its compliance with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934, Section 162(m) of the Code, or any other rule or regulation.

Recommendation

     The Board of Directors recommends a vote to amend the Plan to increase the number of shares of Common Stock which may be issued under the Plan to 6,670,600, subject to adjustment for stock dividends, stock splits and other future changes in the Company's capital stock. The proposed amendment to the Plan is necessary to continue the Plan in effect, which the Board of Directors believes strengthens the Company's existing operations and its ability to attract and retain outstanding personnel upon whose judgment, initiative and efforts the continued efficiency, productivity, growth and development of the Company is dependent, as well as encourage such personnel to have a greater personal financial investment in the Company through ownership of its Common Stock. Approval of the amendment to the Plan requires the affirmative vote of holders of a majority of the votes cast on the amendment at the annual meeting.

               APPROVAL OF AMENDMENT TO ELECTRIC LIGHTWAVE, INC.
                       1998 EMPLOYEE STOCK PURCHASE PLAN

General

     The Company's 1998 Employee Stock Purchase Plan (the "Purchase Plan") was approved by stockholders at the 1998 Annual Meeting. The Purchase Plan provides eligible employees of the Company with an opportunity to purchase Class A Common Stock of the Company. As of February 28, 1998, 94,805 shares of Class A Common Stock had been purchased under the Purchase Plan and only 105,195 shares remained available for future purchases under the Plan. On February 23, 1999, the Board of Directors, upon the recommendation of its Compensation Committee unanimously adopted, subject to stockholder ratification, an amendment to the Purchase Plan which will increase the number of shares of Class A Common Stock which may be issued under the Purchase Plan from 200,000 shares to 1,950,000 shares. A copy of the full text of the amendment to the Purchase Plan is included as Appendix B to this Proxy Statement.

     The purpose of the Purchase Plan is to enable eligible employees (which generally includes all full-time employees of the Company) to acquire a proprietary interest in the Company through ownership of Class A Common Stock. It is believed that employees who participate in the Purchase Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings.

     A copy of the Purchase Plan as amended is available upon request in writing or by telephone from Shareholder Services, Electric Lightwave, Inc., 3 High Ridge Park, Stamford, CT 06905, and the following description is qualified in its entirety by the full text of the Plan as amended.

     As of February 28, 1999, 468 of the 1,027 eligible employees of the Company were enrolled for payroll deduction under the Purchase Plan. Six of the Company's executive officers were participants. The extent of the participation in the Purchase Plan and the number of shares purchased under the Purchase Plan demonstrates its success in achieving its goals and the desirability of extending its life.

     The Board of Directors believes that the approval of the amendment to the Purchase Plan will further the employees' identification with the Company and their alignment with the interests of the stockholders.

Terms of Offers

     Under the Purchase Plan, generally speaking, any person who is regularly employed by the Company or a subsidiary who is able to authorize payroll deductions is eligible to participate. A committee of the Board of Directors shall make offers under the Purchase Plan and, for each offer, will specify the number of shares to be made available for purchase, the length of the subscription period (during which Eligible Employees may elect to purchase shares), the length of the purchase period (the period during which payroll deductions will be made in an amount calculated to cover the purchase price of the stock to be purchased by the end of the Purchase Period) and all other terms and conditions. The length of the subscription period and the Purchase Period may not together exceed twenty-seven months. During the subscription period, Eligible Employees will be advised of the terms of the offer and may indicate if they wish to participate in the offer. Beginning on the effective date of an offer (which is the first day of the Purchase Period), Eligible Employees may subscribe to purchase shares of Class A Common Stock at 85% of the average of the high and low prices of said Common Stock on the first or last day of the Purchase Period, whichever is lower. The maximum number of whole shares which may be purchased by an Eligible Employee in a Purchase Period will be fixed by dividing the purchase price per share into the total payroll deductions of the employee, subject to a maximum number of shares per Eligible Employee which will be determined by the committee. In no event may an employee subscribe to purchase shares (i) totaling in any one year more than 20% of annual salary rate on the first day of the purchase period, (ii) if after giving effect to the purchase of such shares, the employee will have more than 5% of the combined voting power of all outstanding shares of the capital stock of the Company, or (iii) totaling in any one year together with any other shares purchasable under any other employee stock option plan under Section 423 of the Code more than $25,000 (determined as of the first day of the Purchase Period). Pursuant to the Purchase Plan, the purchase price for such shares is paid through uniform payroll deductions over a Purchase Period. Employees may cancel their subscription to purchase at any time prior to the end of the Purchase Period and receive in cash the amount credited to their account. Partial cancellation is also permitted. Upon death or retirement, an Eligible Employee or his representative may continue to make installment payments or a lump sum payment in cash, or may cancel a subscription to purchase.

Federal Tax Consequences

     Generally, the Company's grant of an option under the Purchase Plan and the subsequent transfer of shares to an employee pursuant to the employee's exercise of the option will have no immediate tax consequences for the Company or the employee.

     An employee who disposes of the shares after holding them for a period which is at least two years after the date of the granting of the option to him and at least one year after the date the shares are received or an employee who dies while holding the shares will recognize as compensation income, taxable at ordinary rates, an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition or death over the amount paid for the shares under the option or (ii) the excess of the fair market value of the shares at the time the option was granted over the option price. Any additional gain recognized upon the disposition will be capital gain, a portion of which might be subject to an alternative minimum tax on items of tax preference. When the aforementioned holding period requirement is met, the Company will receive no deduction for amounts taxable as ordinary income to the employee. If the holding period requirements are not satisfied, then, upon disposition of shares purchased pursuant to the Purchase Plan, an Eligible Employee would realize ordinary income to the extent of the difference between the option price and the fair market value of the shares on the date of exercise of the option and any subsequent gain or loss would be capital gain or loss. The Company would generally be entitled to a deduction equal to the difference between the option price and the fair market value of the shares on the date of the exercise of the option in such event.

Recommendation

     The Board of Directors recommends a vote to amend the Purchase Plan to increase the number of shares of Class A Common Stock which may be issued under the Purchase Plan to 1,950,000 shares, subject to adjustment for stock dividends, stock splits and other future changes in the Company's capital stock. Approval of the amendment to the Purchase Plan requires the affirmative vote of holders of a majority of the votes cast on the amendment at the annual meeting.

                                     GENERAL

     Representatives of KPMG Peat Marwick LLP, the Company's independent public accountants, are expected to be present at the annual meeting with an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                                  OTHER MATTERS

     The management does not know of matters other than the foregoing that will be presented for consideration at the meeting.

                              STOCKHOLDER PROPOSALS

     For proposals, if any, to be considered for inclusion in the proxy materials for the 2000 annual meeting, they must be received by November 23, 1999. Under the Company's Bylaws, if any stockholder intends to propose at the Annual Meeting a nominee for director or the adoption or approval of any other matter by the stockholders, other than matters included in the proxy statement in accordance with the foregoing sentence, the proponent must give written notice to the Company no earlier than January 1, 2000 nor later than February 15, 2000.

     The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for such services. Morrow & Co. has been retained to assist in soliciting proxies at a fee of $1,500, plus distribution costs and other expenses.


                                           By Order of the Board of Directors



                                           Charles J. Weiss
                                           Secretary

                                                                     Appendix A


                              FIRST AMENDMENT TO
                           ELECTRIC LIGHTWAVE, INC.
                          1997 EQUITY INCENTIVE PLAN


     This FIRST AMENDMENT (this "Amendment") to Electric Lightwave, Inc. 1997 Equity Incentive Plan (the "Plan") is made on this 23rd day of February, 1999, by Electric Lightwave, Inc.. (the "Company"), a corporation duly organized and existing under the laws of the State of Delaware.

     WHEREAS, the Company has determined that it is in its best interests to amend the Plan as set forth herein.

     NOW THEREFORE, upon approval of this Amendment by the Board of Directors and the Stockholders of the Company, the Plan shall be amended as follows:

       1. Section 3, paragraph (a) of the Plan shall be amended by deleting the number "4,170,600" in the first sentence of such paragraph and replacing it with the number "6,670,600."

       2. Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on the day and year first above written.


                                     ELECTRIC LIGHTWAVE, INC.




                                     By:____________________________________
                                        Name:
                                        Title:

                                                                     Appendix B


                              FIRST AMENDMENT TO
                           ELECTRIC LIGHTWAVE, INC.
                         EMPLOYEE STOCK PURCHASE PLAN


     This FIRST AMENDMENT (this "Amendment") to Electric Lightwave, Inc. Employee Stock Purchase Plan (the "Plan") is made on this 23rd day of February, 1999, by Electric Lightwave, Inc. (the "Company"), a corporation duly organized and existing under the laws of the State of Delaware.

     WHEREAS, the Company has determined that it is in its best interests to amend the Plan as set forth herein.

     NOW THEREFORE, upon approval of this Amendment by the Board of Directors and the Stockholders of the Company, the Plan shall be amended as follows:

       1. Section 7 of the Plan shall be amended by deleting the number "200,000" at the end of the second sentence in the first paragraph of such section and replacing it with the number "1,950,000."

       2. Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on the day and year first above written.


                                     ELECTRIC LIGHTWAVE, INC.




                                     By:____________________________________
                                        Name:
                                        Title:

                  See Advance Registration Form on back cover.

                           Electric Lightwave, Inc.
                      1999 Annual Meeting of Stockholders
                     2:30 p.m., Central Time, May 20, 1999



                             Wyndham Anatole Hotel
                                 Dallas, Texas







                           ADVANCE REGISTRATION FORM
                      (for registered stockholders only)*

Please send your completed and signed proxy form in the enclosed envelope. Include this Advance Registration Form in the envelope if you plan to attend or send a representative to the Annual Meeting.

Attendance at the Annual Meeting is limited to Electric Lightwave's stockholders, or their authorized representative, and guests and employees of the Company.




                            Cut off at dotted line.
 ...............................................................................
                            (Please type or print)

Stockholder's
Name
--------------------------------------------------------------------------------
Address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

City                                      State                  Zip
    --------------------------------------     ------------------   ------------

I am an Electric Lightwave stockholder. My representative at the Annual Meeting will be:

--------------------------------------------------------------------------------
       (Admission card will be returned c/o the stockholder's address.)


--------------------------------------------------------------------------------
                            Stockholder's Signature

* If your shares are held in the name of any intermediary, please see instructions in the President's letter (front cover of this proxy statement).